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EXHIBIT 11              COMPUTATION OF EARNINGS PER SHARE

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
                                                         Three months ended            Six months ended
                                                              June 30                      June 30
                                                       ------------------------    ------------------------
                                                         1995            1994          1995       1994
                                                         ----            ----          ----       ----
PRIMARY
- -------

Weighted average shares outstanding                     5,639           5,547         5,588      5,596

Net effect of dilutive stock options and
 warrants based on the treasury method                    376             209           378        227

Effect of treasury shares purchased                        --            (10)             2       (32)
                                                       ------          ------        ------     ------

Total                                                   6,015           5,746         5,968      5,791
                                                       ======          ======        ======     ======

Net Income                                             $  744          $  369        $1,271     $  678
                                                       ======          ======        ======     ======

Net Income per common share                            $  .12          $  .06        $  .21     $  .12
                                                       ======          ======        ======     ======

FULLY DILUTED
- -------------

Weighted average shares outstanding                     5,639           5,547         5,588      5,596

Net effect of dilutive stock options and
 warrants based on the treasury method                    445             209           468        227

Effect of treasury shares purchased                        --            (10)             2       (32)
                                                       ------          ------        ------     ------

Total                                                   6,084           5,746         6,058      5,791
                                                       ======          ======        ======     ======

Net Income                                             $  744          $  369        $1,271     $  678
                                                       ======          ======        ======     ======

Net Income per common share                            $  .12          $  .06        $  .21     $  .12
                                                       ======          ======        ======     ======
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